GTC

Host: James Boldt

October 25, 2006/10:00 a.m. EDT

CTG

October 25, 2006

10:00 a.m. EDT

Moderator

Ladies and gentlemen, thank you for standing by, and welcome to the CTG Quarterly Earnings conference call.  At this time, all participants are in a listen-only mode.  Later we will conduct a question and answer session.  Instructions will be given at that time.  As a reminder, this conference is being recorded.  I would now like to turn the conference over to our host, Mr. James Boldt.  Please go ahead.

J. Boldt

Good morning, everyone.  This is Jim Boldt.  I want to thank you for joining us this morning for our third quarter 2006 earnings conference call.  Joining me is our CFO, Brenda Harrington.  As for the format of the call this morning, I'm going to begin with a review of our financial results, then talk about the trends we saw in the third quarter, as well as what we anticipated for the fourth quarter of the year.  Then we'll open the call for questions.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

Before I begin, I want to mention that statements made in the course of this conference call that state the company's or management's intensions, hopes, beliefs, expectations, and predictions in the future are forward-looking statements.  It's important to note that the company's actual results could differ materially from those projected.  Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained in our press release and from time-to-time in the company's Securities & Exchange Commission filing.

For the third quarter of 2006, CTG's revenues were $79.8 million.  Net income was $832,000.  Net income per diluted share was $0.05, and net income per diluted share, excluding equity compensation, was $0.06.  Revenues increased 7% in the quarter, while net income increased by 30%.  Under the accounting rules that went into effect on January 1, 2006, the third quarter net income includes a $167,000 after tax non-cash charge for equity compensation.

Revenues from IBM were $26.9 million in the third quarter of 2006, as compared to $27.8 million in the third quarter of 2005.  Revenues from our European operation were $14.3 million in the 2006 third quarter compared to $11.4 million recorded in last year's third quarter.  Foreign

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

exchange fluctuations accounted for approximately 5% of our 26% increase in European revenues in the quarter.  Once again, our testing offering did very well in Europe in the third quarter.

On the balance sheet, our day sales outstanding decreased to 61 days from 82 days in the third quarter of 2005, largely as a result of a previously announced change to a cash discount option for a significant customer.  Our cash provided by operations was approximately $3.3 million.  We had $385,000 in capital expenditures, and recorded depreciation expense of $642,000 in the third quarter.

previously announced on May 12, 2005, the board of directors authorized the repurchase of an additional one million shares of company stock.  During the 2006 third quarter, while adhering to the SEC imposed volume limitations, we repurchased 108,000 shares of CTG common stock.  We expect to continue our repurchase program in the fourth quarter of 2006.

As to our total employment, we were informed just before our second quarter earnings release in the last week of July by a significant customer of an immediate reduction in their need for approximately 350 CTG

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

billable staff.  At the time, we believed that was the extent of the reduction.  Later, when the customer finalized its reorganization in September, there was an additional reduction of another 100 billable staff.

On the staffing side of our business, the reality is that customers often choose us for our ability to quickly increase or decrease technical staff.  The recent change in this customer's requirements still leaves us with a significant net gain of 750 technical staff since we began bringing on the expanded new staffing business at the start of 2005.  While the reduction equates to approximately $35 million of revenues on an annualized basis, we expect to mitigate much of the impact on earnings through the increased level of higher margin solutions business that began in third quarter of 2006.

Overall, we continue to be optimistic about growth prospects for our strategic staffing business.  As was mentioned in our earnings release, we were among a small group of firms selected as a preferred staffing supplier as another large technology service provider significantly reduced the number of its vendors.  While it'll take some time, we expect this opportunity should help us continue to build on our staffing business.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

On the solutions side of our business, we continue to see an increase in demand on some of the high growth solutions we have focused on.  The areas of greatest demand continue to include testing and information security in our life sciences, financial services, and general industry markets.  In our healthcare vertical, demand continues to be strong for clinical transformation projects, as well as transitional outsourcing.  As noted in our earnings release, we sold our largest ever, healthcare transitional engagement, outsourcing engagement in the third quarter.

With respect to the national healthcare system project in the U.K., the project is progressing, albeit somewhat slower than expected.  We have, however, been placing additional staff on the project and expect to do so for the remainder of 2006 and throughout 2007.  As a result of our U.S. and U.K. healthcare practices, we're beginning to be approached by companies in Europe for assistance with development in implementations of hospital related software packages.

In the fourth quarter of 2006, we'll lose all of the revenues generated by the 450 billable staff severed during the third quarter.  We anticipate that the new business that we're winning, combined with better utilization in the fourth quarter will offset the third quarter staffing reduction.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

Therefore, we're forecasting revenues in the range of $79 million to $81 million in the fourth quarter of 2006, an increase of one percent to 4% over the fourth quarter of 2005 and near the level of our third quarter revenues.  Given the revenue forecast, we expect that fourth quarter GAAP net income will be in the range of $0.04 to $0.06 per diluted share and that net income, excluding equity compensation, will be in the range of $0.05 to $0.07 per share.

As to the full year, we believe that CTG's revenues will be in the range of $328 million to $330 million, 11% and 12% above 2005 revenues.  We expect net income, excluding equity compensation, to be $0.22 to $0.24 per diluted share, 57% to 71% higher than 2005, and the GAAP net income will be $0.18 to $0.20 per diluted share, 29% to 43% better than our 2005 performance.

Despite the reduction in staffing needs for a major customer, we see a lot of opportunities going forward to grow our strategic staffing business with other clients.  Our decision to focus only on a few, high growth, industry verticals is paying off for us in this market.  While the broad based solutions business has not yet recovered, our niche marketing of select, in demand solution is yielding favorable results, particularly in our

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

healthcare vertical.  You can see the positive impact of the increased concentration of higher margin solutions business and our ability to maintain our profitability at the level of the second quarter despite the sequential quarter-to-quarter revenue reduction.  We look forward to a similar trend to continue in the fourth quarter, which affirms our ability to effectively adapt to changes in the market and customer needs.

With that, I'd like to open the call for questions if there are any.

Moderator

Our first question comes from the line of Rick Dauteuil of Columbia Management.

R. Dauteuil

Do you have an average price on the shares bought in over the quarter?

J. Boldt

Yes.  It was $4.23.

R. Dauteuil

Second question is, you referenced in your press release the mix of business coming back a little with the large customer reduction in the quarter to a 70/30 mix, staffing/solutions.  If you were to guess on what it would look like for the fourth quarter, what do you think that would look like?

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

J. Boldt

The 450 people that we severed in third quarter because they worked for part of the quarter, most of them were terminated in August, late July, August, or a few in early September.  The revenue associated with them was about $3.4 million.  If you look forward to the fourth quarter, I'd guess that our staffing would probably be about 68% of the total business and solutions will probably be around 32%.  Obviously the staffing business is going to drop in the fourth quarter because of that revenue that we had from those 450 people in the third quarter.

R. Dauteuil

Solutions would be the make up of - it'll grow by the $3 million or $4 million, right?

J. Boldt

That's correct.

R. Dauteuil

What are you doing with recruiter hiring and then if you can talk specifically to both staffing and solutions?  Are we now at a stable kind of recruiter base?

J. Boldt

Actually, with the cutback in the third quarter, we did reduce a few recruiters in the quarter.  We redeployed a lot of them to other accounts, so

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

pretty much we're stable in terms of headcount of recruiters in the fourth quarter.

R. Dauteuil

Is that true of the solutions side of the business too or redeployed them, how did they get redeployed?

J. Boldt

Some of them got redeployed to the solutions side of the business.

R. Dauteuil

To the extent that there's a learning curve, we're now at a stable level and we should be getting leverage off the folks that are already in place, right?

J. Boldt

That's right.

R. Dauteuil

When you say the delays in the U.K. project, what's your newest update on timing for meaningful revenues there?

J. Boldt

I'm almost afraid to give out a projection.  As you probably know, Accenture pulled out of two of the northern regions, so five regions in total and CSC .... now has those three regions.  ISOFT is the software that they're putting in.  Our understanding is that the software isn't ready, so the projects are not moving ahead very quickly.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

In the London region, BT, the old British Telekom is the prime.  They were up, until a couple months ago, trying to install IDX.  They switched to Cerner and we think that it will probably take them about nine months to do the replanning before they start to move forward.  The southern region where Fujitsu is prime, actually that's been most of our focus.  They're by far the farthest ahead.  They actually have a few installations they're starting, but the project just isn't ramping up as quickly as we expected.  Rather than a steep ramp that we were hoping for, we're probably going to get a very gradual ramp of those through 2007.

Obviously we're trying to penetrate the other regions.  The next that we would expect that we might be able to start installations on people on is the London region.  The other three regions, because there doesn't seem to be much visibility in when the software will be ready, it's just too difficult to tell.  I think this is probably going to ramp up over a couple of years.

R. Dauteuil

Government push to the right the ultimate deadline?

J. Boldt

No.  We have not heard that they've moved the deadline at all.

R. Dauteuil

But it's now becoming almost silly, right?

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

J. Boldt

It is because originally each region was put in maybe 50 to 75 installations in 50 to 75 hospitals at a time.  Every time they pushed the date back, that number goes up.  They've got to be in the hundreds in the last couple of years, and I don't know how - it's going to be very difficult to staff that and I don't know how they're going to deal with it.

R. Dauteuil

Overstaffed there right now?

J. Boldt

I'm sorry?

R. Dauteuil

Are you overstaffed?

J. Boldt

No.  Absolutely not.

R. Dauteuil

I'll let others ask.  Thanks.

J. Boldt

Thank you.

Moderator

The next question comes from the line of Bill Sutherland of Benning & Scattergood.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

B. Sutherland

Rick kind of hit the questions, but I was also curious or actually I wasn't listening closely.  What did you say Europe was and what was it comparing to as far as percent of revenue?

J. Boldt

Our European revenues last quarter were $14.3 million in the third quarter of this year.  A year ago, they were $11.4 million.  They're up 26%, but about 5% of it is actually just exchange fluctuation, so they're up 21% on constant currency.

B. Sutherland

You said that healthcare was particularly strong over there.  What proportion of the $14.3 million roughly?  Is it like half healthcare?

J. Boldt

No.  It's much smaller than that.  It's probably more like 5% to 7%.

B. Sutherland

Is that all of Europe?

J. Boldt

Of Europe, yes.  The problem is that - maybe 7.5%, but the problem is that the project started up, stopped, and we're now just starting to deploy the people again.

B. Sutherland

I guess healthcare means just U.K., doesn't it, in Europe?

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

J. Boldt

Yes.  Right now we don't have a healthcare practice anywhere else Europe.

B. Sutherland

It's not even a million dollars a quarter right now.

J. Boldt

it's a little over one million dollars a quarter.

B. Sutherland

To Rick's question, you said that on the 450-headcount reduction you lost in the Q3 about $3.4 million in revenue.  Not knowing the timing of the severances, what's the impact in Q4 roughly likely to be just from that event?

J. Boldt

Of the severances?

B. Sutherland

Let me phrase it, if it's a partial quarter impact, that $3.4 million?

J. Boldt

No.  That was the total impact.  If you took the 450 people and looked at all their revenue for the third quarter, it was $3.4 million.

B. Sutherland

As if they had been taken out July 1?

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

J. Boldt

Right.

B. Sutherland

But you didn't specify how much fell in the quarter of that impact?

J. Boldt

The 450 people - let me rephrase it.  I'm not sure I'm answering your question.  If you looked at them on an annualized basis, it's $35 million, and on a quarterly basis it would be around just less than $9 million.  What they actually billed in the third quarter was $3.4 million.  For the period that they were here, the 450 people billed $3.4 million in the third quarter.

B. Sutherland

Yes.  I was looking at it backwards.  Thank you.  Mathematically, it was about $5 million that was missing in that quarter and it'll be closer to $8 million or $9 million in the fourth quarter.

J. Boldt

From what it was in the second quarter, yes.

B. Sutherland

Yes.  From the loss of those from the second quarter.  I think that's all I've got.  Thanks.

Moderator

The next question comes from the line of Carter Newbold with Rutabaga Capital.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

C. Newbold

I had a question about the dead margins on the new solutions business that you're winning.  I know you can't be too specific, but generally speaking, given how soft that business has been, are you pleased with the pricing that you're getting in the marketplace?

J. Boldt

Yes.  It's not where it was in the late '90s when people were getting really egregious operating margins, but it's back to what it historically has been for the business, what it was in the early '90s, so I'm pretty pleased with the margins we're getting on that.

C. Newbold

All other things being equal, as you improve your mix and solutions are a greater percentage of total sales-

J. Boldt

Margins will continue.....

C. Newbold

We should see the margin impact be positive.

J. Boldt

Yes.

C. Newbold

Then on this latest vendor consolidation that you mentioned where you won out another technology service provider, I'm wondering how

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

comparable you expect that to be to the IBM experience.  To me, I guess the great surprise there has been that the volume exploded, but the contribution margins remain actually very low.  I know there's a lot of stuff going on in the income statement around that, so I may not be reading it particularly accurately, but when you survive a vendor down select in those instances, do you think there's actually more operating profit on the table or do you just win a bunch of profitless revenue dollars?

J. Boldt

No.  If we didn't think we could make operating income, we wouldn't bid it, quite frankly.  It is obviously the staffing business, there's a lower operating margin than the solutions, and then the strategic staffing of the large technology service providers is even lower than our average staffing business, but it is so profitable for us.  It's a good situation for us.  This would be one of the top five technology service providers.  The situation is very similar to what IBM was ten years ago where they had over 1,000 companies and they're now going down to a dozen or so companies.  It'll take time, as it did back in the mid '90s, before you actually see that in our revenues.  It's not a transfer of those people to us.  As a person leaves or a new person is needed, we get a req and we fill it, so it'll ramp up over a period of time, but it will be profitable business for us.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

C. Newbold

I guess just lastly, I was interested to know whether on either the staffing or the solution side of your business whether you're seeing any further consolidation or meaningful exits from the sort of lower end of the business that are in either instance helping or hurting the competitive dynamic?

J. Boldt

With the large technology service providers, what's happening is they're going to companies that can meet their needs across the United States, so there's a tremendous transfer happening between the local suppliers that they historically have used and larger companies like CTG.  We haven't really seen any of the larger companies exit the market in the last year.  About a year ago, Cyber and Keen, and they've announced this.  They both pretty much got out of the strategic staffing business, but there hasn't really been anybody since then.

C. Newbold

Thanks, Jim.

Moderator

There are no further questions.  Please continue.

J. Boldt

I'd like to thank you for your continued support and for joining us this morning.  Have a great day.

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Host: James Boldt

October 25, 2006/10:00 a.m. EDT

Moderator

Thank you.  Ladies and gentlemen, this conference will be available for replay after 11:45 a.m. today through Saturday, October 28th.  You may access the AT&T TeleConference Replay System at any time by dialing 1-800-475-6701 entering the access code 816210.  International participants dial 320-365-3844.  That does conclude our conference for today.  Thank you for your participation and for using AT&T Executive TeleConference.